UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2006

MFRI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 Lehigh Avenue, Niles, Illinois	60714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-966-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Herbert J. Sturm, Vice President of the Company and Vice President, Materials and Marketing Services of the Company's subsidiary Midwesco Filter Resources, Inc. ("Midwesco Filter"), has notified the Company of his intention to retire from Midwesco Filter effective June 30, 2006. Accordingly, Mr. Sturm was not re-elected as Vice President of the Company at its June 22, 2006 Board of Directors meeting, and has ceased to be an Executive Officer of the Company as of that date.

Statements and other information contained in this announcement which can be identified by the use of forward-looking terminology such as “anticipate,” “may,” “will,” “expect,” “continue,” “remain,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.

This Form 8-K and contains statements intended as forward-looking statements under the Private Securities Litigation Reform Act of 1995, which are subject to the cautionary statements set forth in Item 7.01 Actual results may vary materially from those described in such forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006		MFRI, Inc.

	By:	/s/ Michael D. Bennett
Vice President, Secretary and Treasurer
(Principal Financial and Accounting Officer)